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                                                                   EXHIBIT 4.10

                                                                 CONFORMED COPY


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                                  COLLATERAL

                               TRUST AGREEMENT

                                BY AND AMONG

                      ROCKEFELLER CENTER PROPERTIES, INC.

                                      and

                            BANKERS TRUST COMPANY

                                      and

                              GARY R. VAUGHAN,
                                   Trustees

                                ______________

                      DATED AS OF  December 29, 1994










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                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

PARTIES...................................................................     1

RECITALS..................................................................     1

DECLARATION OF TRUST......................................................     1

SECTION 1   DEFINITIONS; DELIVERY OF COLLATERAL...........................     3
      Section 1.1.  Definitions and Other Matters.........................     3
      Section 1.2.  Delivery of Collateral................................     8

SECTION 2   ACTIONABLE DEFAULTS; REMEDIES.................................     9
      Section 2.1.  Actionable Default....................................     9
      Section 2.2.  Remedies..............................................     9
      Section 2.3.  Right to Initiate Judicial Proceedings, Etc...........    11
      Section 2.4.  Appointment of a Receiver.............................    11
      Section 2.5.  Exercise of Powers....................................    11
      Section 2.6.  Control by Lenders....................................    12
      Section 2.7.  Remedies Not Exclusive................................    12
      Section 2.8.  Waiver of Certain Rights..............................    13
      Section 2.9.  Borrower's and Trustee's Rights as to Collateral; Limitation
                      on Trustee's Duties in Respect of Collateral........    13
      Section 2.10.  Limitation by Law....................................    14
      Section 2.11.  Absolute Rights of Holders...........................    14
      Section 2.12.  Equal and Ratable Security...........................    14

SECTION 3   COLLATERAL ACCOUNT; APPLICATION OF MONEYS.....................    14
      Section 3.1.  The Collateral Account................................    14
      Section 3.2.  Control of Collateral Account.........................    15
      Section 3.3.  Investment of Funds Deposited in Collateral Account...    15
      Section 3.4.  Application of Moneys.................................    16
      Section 3.5.  Application of Moneys Distributable to Holders of
                      Public Debt.........................................    17

SECTION 4   AGREEMENTS WITH TRUSTEE.......................................    17
      Section 4.1.  Delivery of Debt Instruments..........................    17
      Section 4.2.  Information as to Holders.............................    18
      Section 4.3.  Compensation and Expenses.............................    18
      Section 4.4.  Stamp and Other Similar Taxes.........................    18
      Section 4.5.  Filing Fees, Excise Taxes, Etc........................    18
      Section 4.6.  Indemnification.......................................    18
      Section 4.7.  Further Assurances....................................    19


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SECTION 5   THE TRUSTEE...................................................    19
      Section 5.1.  Acceptance of Trust...................................    19
      Section 5.2.  Exculpatory Provisions................................    19
      Section 5.3.  Delegation of Duties..................................    20
      Section 5.4.  Reliance by Trustee...................................    20
      Section 5.5.  Limitations on Duties of Trustee......................    21
      Section 5.6.  Moneys to Be Held in Trust............................    22
      Section 5.7.  Resignation and Removal of the Trustee................    22
      Section 5.8.  Status of Successors to the Corporate Trustee.........    23
      Section 5.9.  Merger of the Corporate Trustee.......................    23
      Section 5.10. Additional Co-Trustees; Separate Trustees.............    24

SECTION 6   RELEASE OF COLLATERAL.........................................    25
      Section 6.1.  Condition to Release..................................    25
      Section 6.2.  Procedure for Release.................................    26
      Section 6.3.  Effective Time of Release.............................    26
      Section 6.4.  Release of Certain Collateral.........................    27

SECTION 7   MISCELLANEOUS.................................................    27
      Section 7.1.  Amendments, Supplements and Waivers...................    27
      Section 7.2.  Notices...............................................    29
      Section 7.3.  Headings..............................................    29
      Section 7.4.  Severability..........................................    29
      Section 7.5.  Treatment of Payee or Indorsee by Trustee; Acknowledgment of
                      Intercreditor Agreement.............................    29
      Section 7.6.  Dealings with the Borrower............................    30
      Section 7.7.  Claims Against the Trustee............................    30
      Section 7.8.  Binding Effect........................................    30
      Section 7.9.  Conflict with Other Agreements........................    31
      Section 7.10. Powers of Individual Trustee..........................    31
      Section 7.11. Streit Act............................................    31
      Section 7.12. Governing Law.........................................    31
      Section 7.13. Counterparts..........................................    31

SIGNATURES................................................................    32


ACKNOWLEDGMENTS

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                         COLLATERAL TRUST AGREEMENT

            COLLATERAL TRUST AGREEMENT ("Agreement") dated as of December 29, 1994 by and among ROCKEFELLER CENTER PROPERTIES, INC., a Delaware corporation (the "Borrower"), Bankers Trust Company, New York banking corporation (the "Corporate Trustee"), and Gary R. Vaughan (the "Individual Trustee") (the Corporate Trustee and the Individual Trustee being herein referred to collectively as the "Trustee"), trustees for the Holders of the Secured Debt referred to below.


                                 WITNESSETH:

            WHEREAS, the Borrower and the New Private Lenders are entering into the New Agreements;

            WHEREAS, to induce the New Private Lenders to enter into the New Agreements, the Borrower has agreed to secure, subject to the terms and conditions of this Agreement and the Security Documents, the payment of the Secured Debt; and

            WHEREAS, the effectiveness of the New Agreements is conditioned upon this Agreement and the related Security Documents having been duly executed and delivered;


                            DECLARATION OF TRUST:

            NOW, THEREFORE, to secure the payment, observance and performance of the Secured Debt and in consideration of the premises and the mutual agreements set forth herein, the Borrower hereby assigns and pledges to the Trustee for its benefit and the equal and ratable benefit of the Secured Parties, and hereby grants to the Trustee for its benefit and the equal and ratable benefit of the Secured Parties a security interest in, the following:

            (a) all of the Borrower's right, title and interest in and to that certain Mortgage Note, dated as of September 19, 1985, in the principal amount of $1,255,160,004.00 made by RCP Associates and Rockefeller Center Properties (collectively, the "Mortgagor") to the Borrower, as amended by that certain Consent and Agreement (the "Consent Agreement"), dated as of December 1, 1988, between the Borrower and the Mortgagor (as the same may hereafter be amended, supplemented or modified, the "Mortgage Note");

            (b) all of the Borrower's right, title and interest in and to that certain Consolidated Note, dated as of September 19, 1985, in the principal amount of $44,839,996.00 made by the Mortgagor to the Borrower, as amended by the Consent Agreement (as the same may hereafter be amended, supplemented or modified, the "Consolidated Note", and, together with the Mortgage Note, the "Notes");


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            (c)   all of the Borrower's right, title and interest in and to
      those certain mortgages listed in Schedule I hereto which secure the Notes, each of which has been recorded in the Office of the City Register of the County of New York and encumbers (i) the land described therein,
      (ii) the appurtenances, easements and other rights pertaining to such land and (iii) the buildings, improvements and fixtures now or hereafter located or constructed thereon (collectively, as the same may hereafter be amended, supplemented or modified, the "Mortgages");

            (d) all of the Borrower's right, title and interest, in and to all amounts payable to the Borrower as a result of any drawing under the letters of credit described in Schedule II hereto or any additional or substitute letters of credit naming the Borrower as beneficiary provided to the Borrower pursuant to the Loan Agreement dated as of September 19, 1985, as amended (the "Loan Agreement"), between the Mortgagor and the Borrower (each such letter of credit being a "Letter of Credit");

            (e) all of the Borrower's right, title and interest in and to (x) the Escrow Account (as defined in the Loan Agreement), if any, and (y) the Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Escrow Account or the Collateral Account, as the case may be (the "Account Collateral");

            (f) all of the Borrower's right, title and interest in and to that certain Amended and Restated Purchase Option, dated as of December 1, 1988, as amended, among RCP Associates, Rockefeller Center Properties and the Borrower (the "Assigned Agreement"), provided that this clause (f) shall have no effect unless and until all necessary consents have been obtained, which the Borrower shall use its best efforts to obtain;

            (g) all of the Borrower's right, title and interest in and to (x) the title insurance policy set forth in Schedule III hereto and (y) any amounts paid to the Borrower under the title insurance policy described in the Letter Agreement (the "Title Insurance"); and

            (h)   all Proceeds of any and all of the foregoing.

            TO HAVE AND TO HOLD the foregoing Collateral, the Security Documents and the Proceeds of any and all thereof (the right, title and interest of the Trustee in the Security Documents and the Collateral and such Proceeds being hereinafter referred to as the "Trust Estate") unto the Trustee and its successors in trust under this Agreement and its assigns and the assigns of its successors in trust forever.


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            IN TRUST NEVERTHELESS, under and subject to the terms and conditions set forth herein and in the Security Documents, and for the benefit of the Secured Parties and for the enforcement of the payment of all Secured Debt, and for the performance of and compliance with the covenants and conditions of this Agreement, the New Agreements, the Public Indenture and each of the Security Documents.

            PROVIDED, HOWEVER, that these presents are upon the condition that if the Borrower, or its successors or assigns, shall satisfy all of the conditions set forth in Section 6 of this Agreement with respect to all or any part of the Collateral, as the case may be, then (if with respect to all of the Collateral) this Agreement, and the estates and rights assigned in this Agreement and in the Security Documents, shall cease and determine or (if with respect to part of the Collateral) this Agreement, and the estates and rights assigned in this Agreement and in the Security Documents, shall cease and determine with respect to such part of the Collateral; otherwise they shall remain and be in full force and effect.

            IT IS HEREBY FURTHER COVENANTED AND DECLARED that the Trust Estate is to be held and applied by the Trustee, subject to the further covenants, conditions and trust hereinafter set forth.


                                   SECTION 1

                      DEFINITIONS; DELIVERY OF COLLATERAL

            Section 1.1. DEFINITIONS AND OTHER MATTERS. (a) As used in this Agreement, including the introductory provisions hereof, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "ACTIONABLE DEFAULT" means (i) the nonpayment at maturity of any New Lender Debt or an acceleration of the maturity of any New Lender Debt; or (ii) the nonpayment at maturity of the Public Debt or the declaration prior to its stated maturity that the Public Debt is due and payable pursuant to Section 502 of the Public Indenture.

            "AFFILIATE" means "AFFILIATE" as defined in the New Agreements.

            "ASSIGNMENT OF MORTGAGE" means the Assignment of Mortgage dated December 29, 1994 from the Borrower to the Trustee in substantially the form of Exhibit A hereto.

            "BANKRUPTCY CODE" means the federal Bankruptcy Code, as amended from time to time.


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                                     4

            "BUSINESS DAY" means any day other than a Saturday, a Sunday, a legal holiday in New York, New York or a day on which banking institutions in New York, New York are authorized by law or other governmental action to close.

            "COLLATERAL" means all property of the Borrower in which liens or security interests have been, or have purportedly been, granted to the Trustee from time to time under this Agreement and the Security Documents.

            "COLLATERAL ACCOUNT" means the "Collateral Account" as defined in
      Section 3.1 of this Agreement.

            "DEBT INSTRUMENTs" means the New Agreements, the Public Indenture and the notes or other instruments or securities issued pursuant thereto.

            "DISCHARGE NOTICE" means a written notice, signed by a Responsible Officer of the Borrower, which requests a discharge of the Security Documents in accordance with the provisions of Section 6.2 of this Agreement and which certifies to the Trustee that

                  (i) the event enumerated in Section 6.1(a)(ii)(A) of this Agreement has occurred, and

                  (ii) the Borrower would not be in default under or otherwise in breach of any provision or covenant contained in the New Agreements or the Public Indenture after, or as a result of, the release of the Collateral.

            "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "GSMC AGREEMENT" means the Loan Agreement dated as of December 18, 1994 among the Borrower, the lenders parties thereto and Goldman Sachs Mortgage Company, as Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

            "HOLDER" means, as of any date, any holder of Secured Debt on such date, including, without limitation, the New Lenders, any New Trustee and the Public Trustee.

            "LETTER AGREEMENT" means the letter agreement dated the date hereof regarding the assignment by the Borrower of its title insurance benefits to the Trustee, in substantially the form of Exhibit E hereto.


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            "LIEN"  means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice perfecting a security interest under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction, or other similar recording or notice statute, and any lease in the nature thereof).

            "MAJORITY HOLDERS" means, as of any date, Holders holding more than 50% of the aggregate unpaid principal amount of the Secured Debt then outstanding under the New Agreements and the Public Indenture.

            "MOODY'S" means Moody's Investor Service Inc.

            "NEW AGREEMENTs" means the New Indentures, if any, the GSMC Agreement and the Whitehall Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

            "NEW INDENTURE" means any indenture executed by the Borrower in connection with the refinancing of any New Private Debt, as amended, modified and supplemented from time to time.

            "NEW INDENTURE DEBT" means, as of any date, the amount of indebtedness of the Borrower outstanding on such date under any New Indenture.

            "NEW INDENTURE LENDER" means, as of any date, a holder of New Indenture Debt on such date.

            "NEW LENDER DEBT" means, as of any date, the then outstanding and unpaid New Indenture Debt and New Private Debt.

            "NEW LENDERS" means as of any date, the New Indenture Lenders and the New Private Lenders.

            "NEW PRIVATE DEBT" means, as of any date, the then outstanding and unpaid indebtedness on such date under the GSMC Agreement and the Whitehall Agreement.

            "NEW PRIVATE LENDER" means, as of any date, any holder of New Private Debt on such date.

            "NEW TRUSTEE" means, as of any date, any trustee under any New Indenture.


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                                     6

            "NOTICE OF ACTIONABLE DEFAULT" means a written certification to the Trustee and the Borrower (i) from a New Trustee in the case of New Indenture Debt or a New Private Lender in the case of New Private Debt certifying that the indebtedness due under the respective New Agreement has not been paid in full at the stated maturity thereof or has been declared to be due and payable prior to the stated maturity thereof in accordance with the terms thereof; or (ii) from the Public Trustee certifying that the indebtedness due under the Public Indenture has not been paid in full at the stated maturity thereof or has been declared to be due and payable prior to the stated maturity thereof.

            "PAYMENT DEFAULT" means the nonpayment when due of any principal of or premium or interest on Public Debt or New Lender Debt without regard to any grace period for payment.

            "PERSON" means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise (whether or not incorporated) or any governmental or political subdivision or any agency, department or instrumentality thereof.

            "PROCEEDS" shall have the meaning ascribed to it in Section 9-306(1) of the Uniform Commercial Code as in effect in the State of New York and, whether or not constituting proceeds under such section, shall include, but shall not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority, and (iii) any and all other amounts from time to time paid or payable to the Borrower upon the sale, exchange, collection or other disposition of any part of the Collateral.

            "PUBLIC DEBT" means, as of any date, the amount of indebtedness outstanding on such date under the Public Indenture.

            "PUBLIC INDENTURE" means the Indenture, dated as of September 15, 1985, as amended by the First Supplemental Indenture, dated as of December 15, 1985, between the Borrower and United States Trust Company of New York, as successor trustee, providing for the issuance by the Borrower of Current Coupon Convertible Debentures due 2000, Zero Coupon Convertible Debentures due 2000 and Floating Rate Notes due 2007, if any, as amended, modified and supplemented from time to time.

            "PUBLIC LENDERS" means, as of any date, the holders of indebtedness outstanding on such date under the Public Indenture.

            "PUBLIC TRUSTEE" means, as of any date, the trustee under the Public Indenture.


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                                     7

            "REQUIRED LENDERS" means as of any date, Holders holding not less than 80% of the aggregate unpaid principal amount of the Secured Debt then outstanding under the New Agreements and the Public Indenture.

            "REQUISITE LENDERS" means, as of any date, Holders holding not less than 50% of the aggregate principal amount of any of (i) the Public Debt then outstanding, (ii) the indebtedness then outstanding under the GSMC Agreement or, if there shall have been any refinancing of such indebtedness through the issuance of securities under any New Indenture, the indebtedness then outstanding under such New Indenture, or (iii) the indebtedness then outstanding under the Whitehall Agreement or, if there shall have been any refinancing of such indebtedness through the issuance of securities under any New Indenture, the indebtedness then outstanding under such New Indenture.

            "RESPONSIBLE OFFICER" means, with respect to the Borrower, its President and with respect to any other Person, the chief executive officer, the chief financial officer or the chief accounting officer of such Person.

            "S & P" means Standard & Poor's Corporation.

            "SECURED DEBT" means, as of any date, (i) the unpaid principal of, and any accrued interest and premiums on, the indebtedness then outstanding under the New Agreements and the Public Indenture, and (ii) fees, expenses and charges (including, without limitation, indemnification obligations) due or owing to any Secured Party arising under any Debt Instrument, this Agreement or any Security Document.

            "SECURED PARTY" means any New Lender, any New Trustee, the
      Trustee, any Public Lender, the Public Trustee or any other obligee or indemnified party under any New Agreement, New Indenture, Public Indenture or Security Document.

            "SECURITY DOCUMENTS" means this Agreement, the Assignment of Mortgages, the Letter Agreement, any additional documents executed to reflect the grant to the Corporate Trustee, the Individual Trustee or the Trustee of a lien upon or security interest in any Collateral, and any agreement or document referred to in Section 4.7, Section 7.1(a) or
      Section 7.1(b) of this Agreement, as the same may be amended, supplemented or otherwise modified in accordance with their respective terms.

            "TRUSTEE'S FEES" means all fees, costs and expenses of the Trustee of the types described in Sections 4.3, 4.4, 4.5 and 4.6 of this Agreement.

            "WHITEHALL AGREEMENT" means the Debenture Purchase Agreement dated as of December 18, 1994 between the Borrower and Whitehall Street Real Estate Limited


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                                     8

      Partnership V, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

            (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and section references are to this Agreement unless otherwise specified.

            (c) In each case herein where "Holders" are entitled to vote on any matter or to instruct the Trustee, the Public Trustee shall so vote or instruct the Trustee on behalf of the Holders of Public Debt and any New Trustee shall so vote or instruct the Trustee on behalf of the Holders of the respective New Indenture Debt. Subject to Section 3.5 of this Agreement, in each case herein where any payment or distribution is to be made or notice is to be given to "Holders," such payments, distributions and notices (i) in respect of the Public Debt, shall be made to the Public Trustee for the benefit of the Holders thereof and (ii) in respect of the any New Indenture Debt, shall be made to the respective New Trustee for the benefit of the Holders thereof.

            (d) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and VICE VERSA, unless otherwise specified.

            (e) Terms not otherwise defined herein which are defined in or used in Article 9 of the Uniform Commercial Code as in effect in the State of New York shall herein have the respective meanings given to them in Article 9.

            (f) For purposes of this Agreement, the unpaid principal amount at any time of the Zero Coupon Convertible Debentures due 2000 issued under the Public Indenture shall equal the Acceleration Amount (as defined in the Public Indenture) thereof at such time.

            Section 1.2. DELIVERY OF COLLATERAL. (a) On the date hereof the Borrower hereby delivers to the Trustee for the benefit of the Secured Parties the following:

            (i) the Notes duly endorsed in blank, together with a letter to the obligors thereof to pay amounts due on the Notes to the Collateral Account, in the form of Exhibit B hereto;

            (ii)  the letters of credit described in Schedule II hereto;

            (iii) the Assignment of Mortgages;

            (iv)  the Letter Agreement; and


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                                     9

            (v) a letter in the form of Exhibit C hereto sent to each issuer of an insurance policy set forth in Schedule III hereto acknowledged by such issuer.

            (b) The Borrower hereby agrees that (i) to the extent permitted by the Letters of Credit, it will direct each issuer of a Letter of Credit to pay the proceeds of any draw thereunder directly to the Collateral Account and (ii) in case an Escrow Account is established, it will deliver to the Trustee a letter in the form of Exhibit D hereto acknowledged by the institution maintaining the Escrow Account.


                                   SECTION 2

                         ACTIONABLE DEFAULTS; REMEDIES

            Section 2.1. ACTIONABLE DEFAULT. (a) Upon receipt of a Notice of Actionable Default, the Trustee shall, within five (5) days thereafter, notify each New Trustee, each New Private Lender and the Public Trustee that an Actionable Default exists. Upon receipt of any written directions pursuant to
Section 2.2(a), 2.6(a) or 2.6(b) the Trustee shall, within five (5) days thereafter, send a copy thereof to each New Trustee, each New Private Lender and the Public Trustee.

            (b) The party or parties (or successors in interest thereto) giving a Notice of Actionable Default shall be entitled (but not obligated) to withdraw it by delivering written notice of withdrawal to the Trustee (i) before the Trustee takes any action to exercise any remedy with respect to the Collateral, or (ii) thereafter, if the Borrower certifies to the Trustee that it believes that all actions the Trustee has taken to exercise any remedy or remedies with respect to the Collateral can be reversed without undue difficulty. The Trustee shall immediately notify the Borrower as to the receipt and contents of any such notice of withdrawal and shall promptly notify each Holder of the withdrawal of any Notice of Actionable Default.

            Section 2.2. REMEDIES. (a) The Trustee may, and upon the written direction of the Requisite Lenders to initiate the exercise of remedies with respect to the Collateral shall, exercise the rights and remedies provided in this Section 2 and the rights and remedies provided in any of the Security Documents if and only if the Trustee shall have received a Notice of Actionable Default, such Notice shall not have been withdrawn in accordance with the provisions hereof and no direction inconsistent with such written direction has been given to the Trustee by the Required Lenders. The Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at such time (the "N.Y. Uniform Commercial Code") (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral) and also may
(i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the


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                                     10

Trustee forthwith, assemble all or part of the Collateral as directed by the Trustee and make it available to the Trustee at a place to be designated by the Trustee that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (b) The Borrower hereby waives presentment, demand, protest or any notice (to the extent permitted by applicable law and except as otherwise expressly provided in this Agreement) of any kind in connection with this Agreement, any Collateral or any Security Document.

            (c) The Borrower hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Borrower or in its own name, from time to time in the Trustee's discretion, only upon the occurrence and during the continuance of any Actionable Default, for the purpose of carrying out the terms of this Agreement and any of the Security Documents, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, hereby gives the Trustee the power and right on behalf of the Borrower, without notice to or assent by the Borrower, to the extent permitted by applicable law, to do the following:

            (i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due with respect to the Collateral,

            (ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and nonnegotiable instruments, documents and chattel paper taken or received by the Trustee in connection herewith and therewith,

            (iii) to commence, file, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to the Collateral,

            (iv) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions hereunder, and


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                                     11

            (v) to do, at its option and at the expense and for the account of the Borrower, at any time or from time to time, all acts and things which the Trustee deems necessary to protect or preserve the security interest granted hereby, the Collateral or the Trust Estate and to realize upon the Collateral.

            Section 2.3. RIGHT TO INITIATE JUDICIAL PROCEEDINGS, ETC. If and only if the Trustee shall have received a Notice of Actionable Default and during such time as such Notice of Actionable Default shall not have been withdrawn in accordance with the provisions of Section 2.1(b) hereof, (i) the Trustee shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and each Security Document, and (ii) the Trustee may, either after entry or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Trust Estate under the judgment or decree of a court of competent jurisdiction.

            Section 2.4. APPOINTMENT OF A RECEIVER. If a receiver of the Trust Estate shall be appointed in judicial proceedings, the Corporate Trustee may be appointed as such receiver. Notwithstanding the appointment of a receiver, the Trustee shall be entitled to retain possession and control of all cash held by or deposited with it or its agents or co-trustees pursuant to any provision of this Agreement or any Security Document.

            Section 2.5. EXERCISE OF POWERS. All of the powers, remedies and rights of the Trustee as set forth in this Agreement may be exercised by the Trustee in respect of any Security Document as though set forth at length therein and all the powers, remedies and rights of the Trustee as set forth in any Security Document may be exercised from time to time as herein and therein provided.

            Section 2.6. CONTROL BY LENDERS. (a) Subject to Section 2.6(b) of this Agreement, if the Trustee shall have received a Notice of Actionable Default and during such time as such Notice of Actionable Default shall not have been withdrawn in accordance with the provisions of Section 2.1(b) hereof, (i) the Requisite Lenders shall have the right, by an instrument in writing executed and delivered to the Trustee, to direct the Trustee to initiate the exercise of remedies with respect to the Collateral and (ii) the Required Lenders shall have the right, by an instrument in writing executed and delivered to the Trustee, to direct the Trustee to refrain from exercising any right, remedy, trust or power available to or conferred upon the Trustee hereunder.

            (b) The Trustee shall not be obligated to follow any written directions received pursuant to Section 2.2(a) or 2.6(a), (i) to the extent the Trustee has received an opinion of independent counsel, to the effect that such written directions are in conflict with any provisions of law or this Agreement or (ii) in the case of directions from the Requisite Lenders, if the Trustee has received written directions from the Required Lenders inconsistent with such directions of the Requisite Lenders. If the Trustee shall receive written instructions from the Required Lenders that are inconsistent with the directions received by the Trustee from the Requisite Lenders pursuant to Section 2.2(a) or 2.6(a) the Trustee shall perform in accordance with such directions of the Required Lenders to the extent that all actions the Trustee has taken to exercise any remedy with respect to the Collateral may be reversed or modified as so directed without undue difficulty.

            (c) Nothing in this Section 2.6 shall impair the right of the Trustee in its discretion to take or omit to take any action deemed proper by the Trustee and which action or omission is not inconsistent with any direction of the Requisite Lenders, subject to Section 2.6(b), or Required Lenders; PROVIDED, HOWEVER, subject to Section 5.5(a), the Trustee shall not be under any obligation to take any action under Section 2 which is discretionary with the Trustee under the provisions hereof or under any Security Document unless so directed by the Requisite Lenders or Required Lenders as provided herein.

            Section 2.7. REMEDIES NOT EXCLUSIVE. (a) No remedy conferred upon or reserved to the Trustee herein or in the Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any of the Security Documents or now or hereafter existing at law or in equity or by statute.

            (b) No delay or omission of the Trustee to exercise any right, remedy or power accruing upon any Actionable Default shall impair any such right, remedy or power or shall be construed to be a waiver thereof or an acquiescence therein; and every right, power and remedy given by this Agreement or any Security Document to the Trustee may be exercised from time to time and as often as may be deemed expedient by the Trustee.

            (c) In case the Trustee shall have proceeded to enforce any right, remedy or power under this Agreement or any Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Borrower, the Trustee and the Holders shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder and under such Security Document with respect to the Trust Estate and in all other respects, and thereafter all rights, remedies and powers of the Trustee shall continue as though no such proceeding had been taken.

            (d) All rights of action and rights to assert claims upon or under this Agreement and the Security Documents may be enforced by the Trustee without the possession of any Debt Instrument or the production thereof in any trial or other proceeding relative thereto.

            Section 2.8. WAIVER OF CERTAIN RIGHTS. The Borrower, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, expressly waives and releases any, every and all rights to demand or to have any marshalling of the Trust Estate upon any sale, whether made under any power of sale granted hereunder or under the Security Documents, or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or the Security Documents and consents and agrees that all the Trust Estate may at any such sale be offered and sold as an entirety.

            Section 2.9. BORROWER'S AND TRUSTEE'S RIGHTS AS TO COLLATERAL; LIMITATION ON TRUSTEE'S DUTIES IN RESPECT OF COLLATERAL. So long as no Notice of Actionable Default shall have been received by the Trustee (or if received, shall have been withdrawn in accordance with the provisions hereof), the Borrower shall be entitled to exercise all rights, powers, privileges and remedies in respect of the Collateral, in each case free and clear of any liens or encumbrance arising out of this Agreement, notwithstanding the grant of security provided for in this Agreement, subject, however, to the provisions of
Section 3.1. After receipt by the Trustee of a Notice of Actionable Default and prior to withdrawal of such Notice in accordance with the provisions hereof, the Trustee shall be entitled to exercise all rights, powers, privileges and remedies of the Borrower in respect of the Collateral, including, without limitation, all rights, powers, privileges and remedies afforded to the Borrower pursuant to the terms of the Mortgages and the Notes.

            (b) Beyond its duties set forth in this Agreement as to the custody thereof and the accounting to the Borrower and the Holders for moneys received by it hereunder, the Trustee shall not have any duty to the Borrower or the Holders as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent, however, that the Trustee or an agent or nominee of the Trustee maintains possession or control of any of the Collateral or the Security Documents, the Trustee shall, or shall instruct such agent or nominee to, grant the Borrower the access to such Collateral or Security Documents which the Borrower requires for the conduct of its business so long as the Trustee shall not have received a Notice of Actionable Default.

            Section 2.10.  LIMITATION BY LAW.  All the provisions of this
Section 2 are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable in whole or in part.

            Section 2.11. ABSOLUTE RIGHTS OF HOLDERS. Notwithstanding any other provision of this Agreement or any provision of any Security Document, the right of each Holder, which is absolute and unconditional, to receive payments of the Secured Debt held by such Holder as therein expressed, to institute suit for the enforcement of such payment on or after such due date, or to assert its position and views as a secured creditor in, and to otherwise exercise any right (other than the right to enforce the security interest in and lien on the Collateral, which shall in all circumstances be exercisable only by the Trustee) it may have in connection with, a case under the Bankruptcy Code in which the Borrower is a debtor, or the obligation of the Borrower, which is also absolute and unconditional, to pay the Secured Debt owing by the Borrower to each Holder at the time and place expressed therein shall not be impaired or affected without the consent of such Holder.

            Section 2.12. EQUAL AND RATABLE SECURITY. This Agreement and the Security Documents are intended to secure the unpaid principal of and accrued interest and premium, if any, on the Public Debt, together with all expenses, charges or other amounts arising under the Public Indenture, equally and ratably with all other indebtedness secured under this Agreement and the Security Documents to the extent required by the Public Indenture, and shall be construed and enforced to give effect to such intention.


                                   SECTION 3

                   COLLATERAL ACCOUNT; APPLICATION OF MONEYS

            Section 3.1. THE COLLATERAL ACCOUNT. On the date hereof there shall be established and, at all times thereafter until the trusts created by this Agreement shall have terminated, there shall be maintained with the Corporate Trustee an account which shall be entitled the "RCPI Collateral Account" (herein called the "Collateral Account"). The Collateral Account shall be established and maintained by the Corporate Trustee at the office of its corporate trust department. All moneys paid with respect to the Collateral shall be deposited in the Collateral Account and thereafter shall be held and applied by the Corporate Trustee in accordance with the terms of this Agreement.

            Section 3.2. CONTROL OF COLLATERAL ACCOUNT. All right, title and interest in and to the Collateral Account shall vest in the Corporate Trustee, and funds on deposit in the Collateral Account shall constitute part of the Trust Estate. The Collateral Account shall be subject to the exclusive dominion and control of the Corporate Trustee in accordance with the terms hereof.

            Section 3.3. INVESTMENT OF FUNDS DEPOSITED IN COLLATERAL ACCOUNT. The Corporate Trustee shall invest and reinvest moneys on deposit in the Collateral Account as directed by the Borrower, so long as the Trustee has not received a Notice of Actionable Default, at any time in:

            (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition,

            (ii) U.S. dollar denominated time deposits and certificates of deposit of a bank (an "Approved Bank") that is either (x) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, in each case with maturities of not more than six months from the date of acquisition,

            (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued or guaranteed by any Approved Bank rated at least A-1 (or the equivalent thereof) by S&P or at least P-1 (or the equivalent thereof) by Moody's and maturing within six months of the date of acquisition,

            (iv) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, and

            (v) publicly traded short-term notes, bonds and other obligations having short-term unsecured debt ratings of at least A-1 (or the equivalent thereof) by S&P or at least P-1 (or the equivalent thereof) by Moody's;

PROVIDED, HOWEVER, that if no investment directions are received the Trustee shall invest such moneys in such investments, to the extent such investments are available, in the order set forth above; PROVIDED, FURTHER, that the maximum amount of the funds held in the Collateral Account which may be invested in obligations of the types described in clauses (ii), (iii), (iv) and (v) above of any one issuer shall not exceed the lesser of five percent (5.0%) of such funds or $10,000,000. All such investments and the interest and income received thereon and therefrom and the net proceeds realized on the sale thereof shall be held in the Collateral Account as part of the Trust Estate.

            Section 3.4. APPLICATION OF MONEYS. (a) Prior to the occurrence and after the curing of a Payment Default all moneys received by the Trustee for deposit in the Collateral Account pursuant to Section 3.1 shall be paid to the Borrower on the date received by the Trustee if practicable, and otherwise on the next Business Day.

            (b) Subject to Section 3.1 and Section 3.5 hereof, after the occurrence and during the continuance of a Payment Default or an Actionable Default all moneys held by the Corporate Trustee in the Collateral Account shall, to the extent available for distribution, be distributed (or, in the case of moneys to be distributed to the Holders of Public Debt, deposited in a separate account for the benefit of the Public Trustee pursuant to Section 3.5, if applicable) by the Corporate Trustee as follows:

            FIRST: To the Trustee in an amount equal to the unpaid Trustee's Fees, and to any Secured Party which has theretofore advanced or paid any such Trustee's Fees in an amount equal to the amount thereof so advanced or paid by such Secured Party;

            SECOND: Provided the Trustee has not received a Notice of Actionable Default, to the Holders of Secured Debt with respect to which a Payment Default has occurred and is continuing, in an amount equal to the amount of such Payment Default and, in case such moneys shall be insufficient to pay in full such amount, then to the payment of such amount ratably (without priority of any one over any other) to each such Holder in proportion to the amount thereof;

            THIRD: To the Secured Parties in an amount equal to the costs and expenses of and any other amounts due to the Secured Parties and their representatives not otherwise referred to in this Section 3.4(b) which are payable by the Borrower to the Secured Parties under the relevant Debt Instrument, and, in case such moneys shall be insufficient to pay in full such costs and expenses and other amounts, then to the payment thereof ratably (without priority of any one over any other) to each Secured Party in proportion to the unpaid amounts thereof;

            FOURTH: To the Secured Parties in an amount equal to the unpaid interest on the Secured Debt whether or not then due and payable, and, in case such moneys shall be insufficient to pay in full such interest, then to the payment thereof ratably (without priority of any one over any other) to each Secured Party in proportion to the unpaid amounts thereof;

            FIFTH: To the Secured Parties in an amount equal to the unpaid principal of, and all premium on, the Secured Debt whether or not then due and payable, and, in case such moneys shall be insufficient to pay in full such principal and premium, then to the payment thereof ratably (without priority of any one over any other) to each Secured Party in proportion to the unpaid amounts thereof; and

            SIXTH: Any surplus then remaining shall be paid to the Borrower or its successors or assigns, or to whomever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

            (c) The term "unpaid" as used in such clause FIRST, FOURTH and FIFTH of subsection (b) shall mean all amounts of outstanding Trustee's Fees and Secured Debt as to which prior distributions (whether actually distributed or set aside pursuant to Section 3.5) have not been made, or if made, have subsequently been recovered from the recipient thereof.

            Section 3.5. APPLICATION OF MONEYS DISTRIBUTABLE TO HOLDERS OF PUBLIC DEBT. If at any time any moneys collected or received by the Trustee pursuant to this Agreement or any of the Security Documents are distributable pursuant to Section 3.4(b) of this Agreement to the Public Trustee, and if the Public Trustee shall notify the Trustee that no provision is made under the Public Indenture (i) for the application by the Public Trustee of such amounts so distributable (whether by virtue of the Secured Debt issued under the Public Indenture not having become due and payable or otherwise), or (ii) for the receipt and the holding by the Public Trustee of such amounts pending the application thereof, then the Corporate Trustee shall invest such amounts in obligations of the kinds referred to in Section 3.3(i) of this Agreement having maturities of ninety (90) days or less, and shall hold all such amounts so distributable, and all such investments and the proceeds thereof, in trust solely for the Public Trustee (in its capacity as trustee) and for no other purpose until such time as the Public Trustee shall request the delivery thereof by the Trustee to the Public Trustee for application by it pursuant to the Public Indenture.


                                   SECTION 4

                            AGREEMENTS WITH TRUSTEE

            Section 4.1. DELIVERY OF DEBT INSTRUMENTS. On the date hereof, the Borrower will deliver to the Trustee true and complete copies of the New Agreements and the Public Indenture. The Borrower agrees that, promptly upon the execution thereof, the Borrower will deliver to the Trustee a true and complete copy of any and all amendments, modifications or supplements to any New Agreement or the Public Indenture entered into by the Borrower subsequent to the date hereof.

            Section 4.2. INFORMATION AS TO HOLDERS. The Borrower agrees that it shall deliver to the Trustee by December 1 in each year and from time to time within 10 days of a request by the Trustee, a list setting forth (i) the aggregate principal amount outstanding under the Public Indenture and any New Indenture, (ii) the interest rates then in effect under the Public Indenture and each New Indenture, (iii) with respect to any New Private Debt, to the extent known to the Borrower, the names of the Holders thereof and the aggregate any outstanding amount of any New Private Debt, and (iv) the names of the Public Trustee and any New Trustee. The Borrower will furnish to the Trustee on the date hereof a list setting forth the name and address of the Public Trustee, any New Trustee and the New Private Lenders, and the Borrower agrees to furnish promptly to the Trustee any changes or additions to such list.

            Section 4.3. COMPENSATION AND EXPENSES. The Borrower agrees to pay to the Trustee from time to time upon demand (i) reasonable compensation for its services hereunder and under the Security Documents and for administering the Trust Estate, and (ii) all of the fees, costs and expenses of the Trustee (including, without limitation, the reasonable fees and disbursements of its counsel and such special counsel as the Trustee elects to retain) (A) arising in connection with the preparation, execution, delivery, modification, or termination of this Agreement and each Security Document or the enforcement of any of the provisions hereof or thereof, or (B) incurred or required to be advanced in connection with the administration of this Agreement, the Security Documents and the Trust Estate, the sale or other disposition of Collateral pursuant to any Security Document and the preservation, protection or defense of any security interest granted pursuant to the Security Documents and the Trustee's rights under this Agreement and in and to the Collateral and the Trust Estate. As security for such payment, the Trustee shall have a lien prior to the Secured Debt upon all Collateral and other property and funds held or collected by the Trustee as part of the Trust Estate.

            Section 4.4. STAMP AND OTHER SIMILAR TAXES. The Borrower agrees to indemnify and hold harmless the Trustee and each Holder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Security Document, the Trust Estate, or any Collateral. The obligations of the Borrower under this
Section 4.4 shall survive the termination of the other provisions of this Agreement.

            Section 4.5. FILING FEES, EXCISE TAXES, ETC. The Borrower agrees to pay or to reimburse the Trustee for any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement and each Security Document. The obligations of the Borrower under this Section 4.5 shall survive the termination of the other provisions of this Agreement.

            Section 4.6. INDEMNIFICATION. (a) The Borrower agrees to pay, indemnify and hold the Trustee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Trust Estate and the Security Documents, unless arising from the negligence or willful misconduct of such of the Trustee. As security for such payment, the Trustee shall have a lien prior to the Secured Debt upon the Trust Estate.

            (b) In any suit, proceeding or action brought by the Trustee under or with respect to the Trust Estate for any sum owing thereunder, or to enforce any provisions thereof, or of any of the Security Documents or this Agreement, the Borrower will save, indemnify and keep the Trustee and the Holders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligee thereunder, arising out of a breach by the Borrower of any of its obligations hereunder or thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from the Borrower, and all such obligations of the Borrower shall be and remain enforceable against and only against the Borrower and shall not be enforceable against the Trustee or any Holder.

            (c) The agreements in this Section 4.6 shall survive the termination of the other provisions of this Agreement.

            Section 4.7. FURTHER ASSURANCES. At any time and from time to time, upon the written request of the Trustee, and at the expense of the Borrower, the Borrower will promptly execute and deliver any and all such further instruments and documents and take such further action as the Trustee reasonably deems necessary or desirable in obtaining the full benefits of this Agreement and the Security Documents and of the rights and powers herein and therein granted, including, without limitation, the filing of any financing or continuation statements with respect to the liens and security interests granted thereby.


                                   SECTION 5

                                  THE TRUSTEE

            Section 5.1. ACCEPTANCE OF TRUST. The Trustee, for itself and its successors, hereby accepts the trusts created by this Agreement upon the terms and conditions hereof, including those contained in this Section 5.

            Section 5.2. EXCULPATORY PROVISIONS. (a) The Trustee shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in the Security Documents. The Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Borrower thereto or as to the security afforded by the Security Documents or this Agreement or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement, any Security Document or of the Secured Debt secured hereby and thereby, and the Trustee shall incur no liability or responsibility in respect of any such matters. The Trustee shall not be responsible for insuring the Trust Estate or for the payment of taxes, charges, assessments or liens upon the Trust Estate or otherwise as to the maintenance of the Trust Estate, except that in the event the Trustee enters into possession of a part or all of the Trust Estate, the Trustee shall preserve the part in its possession.

            (b) The Trustee shall not be required to ascertain or inquire as to the performance by the Borrower of any of the covenants or agreements contained herein, in any Security Document or in any Debt Instrument. Whenever it is necessary or in the opinion of the Trustee advisable, for the Trustee to ascertain the amount of Secured Debt then held by a Holder, the Trustee may rely on a certificate of such Holder as to such amount.

            (c) The Trustee shall not be personally liable for any acts or omissions by it in accordance with this Agreement or any Security Document except for those arising out of or in connection with the Trustee's negligence or willful misconduct. Notwithstanding anything set forth herein to the contrary, the Trustee shall have a duty of reasonable care with respect to any Collateral delivered to the Trustee or its designated representatives that are in the Trustee's or its designated representatives' possession and control.

            Section 5.3. DELEGATION OF DUTIES. The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents, nominees or attorneys-in-fact, provided that the Trustee shall obtain a written acknowledgment from such agents, nominees or attorneys-in-fact that they shall be liable to the Holders for losses or damages incurred by any such Holder as a result of such agent's, nominee's or attorneys-in-fact negligence or willful misconduct as and to the extent the Trustee would be liable for such losses or damages if the actions or omissions of such agents, nominees or attorneys-in-fact constituting such negligence or willful misconduct had been actions or omissions of the Trustee. The Trustee shall not be responsible for the negligence or misconduct of any agents, nominees or attorneys-in-fact selected by it without negligence or willful misconduct.

            Section 5.4. RELIANCE BY TRUSTEE. (a) Whenever in the administration of the trusts of this Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established with respect to the Borrower in connection with the taking, suffering or omitting of any action hereunder by the Trustee, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided or established by a certificate of a Responsible Officer of the Borrower delivered to the Trustee and such certificate shall be full warranty to the Trustee for any action taken, suffered or omitted in reliance thereon; subject, however, to the provisions of Section 5.5.

            (b) The Trustee may consult with counsel, accountants and other experts, and any opinion of independent counsel reasonably satisfactory to the Majority Holders, any such accountant, and any such other expert shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Trustee shall have the right at any time to seek instructions concerning the administration of the Trust Estate from any court of competent jurisdiction.

            (c) The Trustee may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties, including, for the purpose of identifying the Majority Holders, the Requisite Lenders, the Required Lenders, and the amounts of Secured Debt held by them, the information provided by the Borrower to the Trustee pursuant to Section 4.2 of this Agreement. In the absence of its negligence or willful misconduct, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement or any Security Document.

            (d) The Trustee shall not be under any obligation to exercise any of the rights or powers vested in the Trustee by this Agreement or any Security Document unless the Trustee shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Trustee.

            Section 5.5. LIMITATIONS ON DUTIES OF TRUSTEE. (a) Prior to receipt of a Notice of an Actionable Default, the Trustee shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement or in any Security Document, and no implied covenants or obligations shall be read into this Agreement or any Security Document against the Trustee. The Trustee shall, upon receipt of a Notice of Actionable Default and during such time as such Notice of Actionable Default shall not have been withdrawn in accordance with the provisions of Section 2.1(b) hereof, (i) exercise the rights and powers vested in it by this Agreement or by any Security Document, and the Trustee shall not be liable with respect to any action taken or omitted by it in accordance with the direction of the Requisite Lenders or Required Lenders pursuant to Section 2.2(a) or 2.6 of this Agreement or (ii) if the Trustee shall have initiated, or shall have received the written direction of the Requisite Lenders to initiate, the exercise of any remedy with respect to the Collateral, exercise such of the rights and powers vested in it by this Agreement or by any Security Document, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs, notwithstanding any provision to the contrary contained herein or in any Security Document. Notwithstanding the foregoing, the Trustee shall follow written instructions of the Required Lenders, if any are received, as to the time, method and place of conducting any proceeding for any right or remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, or for the appointment of a receiver, or for the taking of any other action authorized by Section 2.

            (b) Except as herein otherwise expressly provided, the Trustee shall not be under any obligation to take an action which is discretionary with the Trustee under the provisions hereof or under any Security Document. The Trustee shall furnish to each New Private Lender, any New Trustee and the Public Trustee promptly upon receipt thereof, a copy of each certificate or other paper furnished to the Trustee by the Borrower under or in respect of this Agreement, any Security Document or any of the Trust Estate, unless by the express terms of any Security Document a copy of the same is required to be furnished by some other

Person directly to the New Private Lenders, any New Trustee and the Public Trustee, or the Trustee shall have determined that the same has already been so furnished.

            Section 5.6. MONEYS TO BE HELD IN TRUST. All moneys received by the Trustee under or pursuant to any provision of this Agreement or any Security Document shall be held in trust for the purposes for which they were paid or are held.

            Section 5.7. RESIGNATION AND REMOVAL OF THE TRUSTEE. (a) The Corporate Trustee or the Individual Trustee may at any time, by giving thirty
(30) days' prior written notice to the Borrower, the New Private Lenders, any New Trustee and the Public Trustee, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the appointment of a successor trustee or trustees by the Borrower and the acceptance of such appointment by such successor trustee or trustees. The Corporate Trustee or the Individual Trustee may be removed at any time and a successor trustee appointed by the affirmative vote of the Majority Holders; PROVIDED THAT the Corporate Trustee and the Individual Trustee shall be entitled to its or his fees and expenses to the date of removal. If no successor trustee or trustees shall be appointed and approved within thirty (30) days from the date of the giving of the aforesaid notice of resignation or within thirty (30) days from the date of such removal, the Corporate Trustee or the Individual Trustee, as applicable, shall, or any Holder may, apply to any court of competent jurisdiction to appoint a successor trustee or trustees (which may be an individual or individuals) to act until such time, if any, as a successor trustee or trustees shall have been appointed as above provided. Any successor trustee or trustees so appointed by such court shall immediately and without further act be superseded by any successor trustee or trustees approved by the Majority Holders as above provided.

            (b) If at any time the Corporate Trustee or the Individual Trustee shall resign, be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Corporate Trustee or the Individual Trustee for any other cause, a successor trustee or trustees may be appointed by the Borrower, and the powers, duties, authority and title of the predecessor trustee or trustees terminated and cancelled without procuring the resignation of such predecessor trustee or trustees, and without any other formality (except as may be required by applicable law) than the appointment and designation of a successor trustee or trustees in writing, duly acknowledged, delivered to the predecessor trustee or trustees and the Borrower, and filed for record in each public office, if any, in which this Agreement is required to be filed.

            (c) The appointment and designation referred to in Section 5.7(b) of this Agreement shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor or trustee or trustees, without any further act, deed or conveyance, all of the estate and title of its predecessor or their predecessors, and upon such filing for record the successor trustee or trustees shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor or their predecessors; but such predecessor or predecessors shall, nevertheless, on the written request of the Majority Holders, the Borrower, or its or their successor trustee or trustees, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor or predecessors hereunder and shall deliver all securities and moneys held by it or them to such successor trustee or trustees. Should any deed, conveyance or other instrument in writing from the Borrower be required by any successor trustee or trustees for more fully and certainly vesting in such successor trustee or trustees the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor trustee or trustees, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor trustee or trustees, be so executed, acknowledged and delivered.

            (d) Any required filing for record of the instrument appointing a successor trustee or trustees as hereinabove provided shall be at the expense of the Borrower. The resignation of any trustee or trustees and the instrument or instruments removing any trustee or trustees, together with all other instruments, deeds and conveyances provided for in this Section 5 shall, if required by law, be forthwith recorded, registered and filed by and at the expense of the Borrower, wherever this Agreement is recorded, registered and filed.

            Section 5.8.  STATUS OF SUCCESSORS TO THE CORPORATE TRUSTEE.
Every successor to the Corporate Trustee appointed pursuant to Section 5.7 of this Agreement and every corporation resulting from a merger or consolidation pursuant to Section 5.9 of this Agreement shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States or any State thereof or the District of Columbia, and having its principal corporate trust office within the forty-eight (48) contiguous States, and shall also have capital, surplus and undivided profits of not less than $100,000,000.

            Section 5.9. MERGER OF THE CORPORATE TRUSTEE. Any corporation into which the Corporate Trustee shall be merged, or with which it shall be consolidated, or any corporation resulting from any merger or consolidation to which the Corporate Trustee shall be a party, shall be the Corporate Trustee under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

            Section 5.10. ADDITIONAL CO-TRUSTEES; SEPARATE TRUSTEES. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Trustee shall be advised by counsel, satisfactory to it, that it is so necessary or prudent in the interest of the Holders, or the Majority Holders shall in writing so request, or the Trustee shall deem it desirable for its own protection in the performance of its duties hereunder, the Trustee and the Borrower shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Trustee and the Borrower either to act as co-trustee or co-trustees of all or any of the Collateral, jointly with the Trustee originally named herein or any successor or successors, or to act as separate trustee or trustees of any such property. In the event the Borrower shall not have joined in the execution of such instruments and agreements within ten (10) days after the receipt of a written request from the Trustee so to do, or in case an Actionable Default shall have occurred and be continuing, the Trustee may act under the foregoing provisions of this Section 5.10 without the concurrence of the Borrower, and the Borrower hereby irrevocably appoints the Trustee as its agent and attorney to act for it under the foregoing provisions of this Section 5.10 in either of such contingencies.

            (b) Every separate trustee and every co-trustee, other than any trustee which may be appointed as successor to Bankers Trust Company or Gary R. Vaughan, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions, namely:

            (i) all rights, powers, duties and obligations conferred upon the Trustee in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Corporate Trustee, or its successors as Corporate Trustee hereunder;

            (ii) all rights, powers, duties and obligations conferred or imposed upon the Trustee hereunder shall be conferred or imposed and exercised or performed by the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

            (iii) no power given hereby to, or which it is provided hereby may be exercised by, any such co-trustee or co-trustees or separate trustee or separate trustees, shall be exercised hereunder by such co-trustee or co-trustees or separate trustee or separate trustees, except jointly with, or with the consent in writing of, the Trustee, anything herein contained to the contrary notwithstanding;

            (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

            (v) the Borrower and the Trustee, at any time by an instrument in writing, executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee, and in that case, by an instrument in writing executed by the Borrower and the Trustee jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything herein contained to the contrary notwithstanding.

      In the event that the Borrower shall not have joined in the execution of any such instrument within ten (10) days after the receipt of a written request from the Trustee so to do, or in case an Actionable Default shall have occurred and be continuing, the Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of the Borrower, the Borrower hereby irrevocably appointing the Trustee its agent and attorney to act for it in such connection in either of such contingencies. In the event that the Trustee shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, it may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee, the successor to any such separate trust or co-trustee to be appointed by the Borrower and the Trustee, or by the Trustee alone, as hereinabove provided in this Section 5.10.


                                   SECTION 6

                             RELEASE OF COLLATERAL

            Section 6.1. CONDITION TO RELEASE. (a) Subject to Section 6.1(b), all the Collateral shall be released on the earlier of:

            (i) the date on which (A) all obligations owing by the Borrower under the New Agreements shall have been satisfied and (B) accrued and unpaid Trustee's Fees shall have been paid in full; or

            (ii) the date on which (A) the Borrower shall have received written instructions from the Holders of 100% of the outstanding principal amount of New Lender Debt instructing the Borrower to direct the Trustee to release the Collateral, and (B) accrued and unpaid Trustee's Fees shall have been paid in full.

            (b) On the dates referred to in clauses 6.1(a)(i) and 6.l(a)(ii) above, the Collateral shall not be released unless and until the Borrower would not be in default under or otherwise in breach of any provision or covenant contained in the New Agreements or the Public Indenture after, or as a result of, the release of the Collateral.

            Section 6.2. PROCEDURE FOR RELEASE. (a) Upon the occurrence of the event specified in Section 6.l(a)(i)(A), the Trustee shall forthwith send written notice thereof to the Public Trustee, any New Trustee and the New Private Lenders and shall release the Collateral in accordance with Section 6.3. Upon the occurrence of the events specified in Section 6.1(a)(ii)(A), the Borrower shall deliver a Discharge Notice to the Trustee (with a copy thereof to the Public Trustee, any New Trustee and the New Private Lenders). If, within thirty (30) days after receipt by the Trustee of a Discharge Notice certifying that the event set forth in

Section 6.1(a)(ii)(A) of this Agreement has occurred, the Trustee shall not have received a certificate in writing from the Public Trustee, any New Trustee or any New Private Lender stating that it believes in good faith, and stating the basis therefor, that one of the following statements is true:

            (i) the event specified in such Discharge Notice has not occurred, or

            (ii) the Borrower would be in default under or otherwise in breach of any provision or covenant contained in the New Agreements or in the Public Indenture after, or as a result of, the release of the Collateral, then the Trustee shall, to the extent requested by the Borrower, take the actions set forth in Section 6.3.

            (b) If the Trustee receives a certificate to the effect set forth in Section 6.2(a) within the period therein specified, the Collateral will not be released, and the Trustee will not take any actions requested of it by the Borrower until such certificate shall be withdrawn in writing by the entity which shall have delivered the same to the Trustee, or the Trustee shall have received a final order of a court of competent jurisdiction either directing it to release the Collateral or determining that the conditions to the release of the Collateral specified in Section 6.1 have been satisfied.

            Section 6.3. EFFECTIVE TIME OF RELEASE. (a) The release of Collateral shall be effective (i) upon the expiration of fifteen days following the date of notice from the Trustee pursuant to the first sentence of Section 6.2(a), upon the occurrence of the event specified in Section 6.1(a)(i)(A) and payment in full of accrued and unpaid Trustee's Fees or (ii) upon the expiration of thirty (30) days following receipt by the Trustee of a Discharge Notice and upon payment in full of accrued and unpaid Trustee's Fees, unless, prior to the expiration of such thirty (30) day period, the Trustee shall have received a certificate in writing from the Public Trustee, any New Trustee or any New Private Lender to the effect set forth in Section 6.2(a), in which event the release of Collateral shall not be effective until the date on which any of the events set forth in Section 6.2(b) shall occur.

            (b) Upon the effectiveness of the release of the Collateral, all right, title and interest of the Trustee in, to and under the Trust Estate, the Collateral and the Security Documents shall terminate and shall revert to the Borrower or its successors and assigns, and the estate, right, title and interest of the Trustee therein shall thereupon cease and determine, and in such case, upon the written request of the Borrower or its successors or assigns, and at the cost and expense of the Borrower or its successors or assigns, the Trustee shall execute a satisfaction of the Security Documents and such instruments as are necessary or desirable to terminate and remove of record any documents constituting public notice of the Security Documents and the security interests and assignments granted thereunder and shall assign and transfer, or cause to be assigned and transferred, and shall deliver or cause to be delivered to the Borrower, all property, including all moneys, instruments and securities of the Borrower then held by the Trustee. The cancellation and satisfaction of the Security Documents shall be without prejudice to the rights of the Trustee or any successor trustee to charge and be reimbursed for any expenditures which it may thereafter incur in connection therewith.

            Section 6.4. RELEASE OF CERTAIN COLLATERAL. To the extent that the security interest in any Collateral granted pursuant to any of the Security Documents is terminated or released in accordance with the terms thereof upon the sale, transfer or other disposition of any part of the Collateral as permitted by such Security Document, all right, title and interest of the Trustee in, to and under such Collateral shall thereupon cease and determine. Following such request, instructions or other termination or release, Trustee shall, upon the written request of the Borrower or its successors or assigns and at the cost and expense of the Borrower or its successors or assigns, execute such instruments and take such other actions as are necessary or desirable to terminate any such security interest and otherwise to effectuate the release of the specified portions of the Collateral from the lien of such security interest. Such termination and release shall be without prejudice to the rights of the Trustee or any successor trustee to charge and be reimbursed for any expenditures which it may thereafter incur in connection therewith.


                                   SECTION 7

                                 MISCELLANEOUS

            Section 7.1. AMENDMENTS, SUPPLEMENTS AND WAIVERS. (a) Subject to Section 7.1(b), with the prior written consent of the Holders of 100% of the outstanding principal amount of New Lender Debt, the Trustee and the Borrower may, from time to time, enter into written agreements supplemental hereto for the purpose of adding to or waiving any provision of this Agreement or any of the Security Documents or amending the definition of any capitalized term used herein or therein, as such capitalized term is used herein or therein, or changing in any manner the rights of the Trustee, the Holders or the Borrower hereunder or thereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall:

            (i) amend, modify or waive any provision of this Section 7.1 without the written consent of each Holder,

            (ii) reduce the percentage specified in the definition of Majority Holders or Requisite New Lenders without the written consent of all the New Lenders,

            (iii) result in a breach of a provision or covenant contained in the Public Indenture providing for the securing of indebtedness thereunder equally and ratably with other indebtedness or obligations of the Borrower or any of its subsidiaries,

            (iv) amend, modify or waive any provision of Section 3.4 of this Agreement or the definition of the term "Secured Debt" without the written consent of any Secured Party whose rights would be adversely affected thereby, or

            (v) amend, modify or waive any provision of this Agreement or any Security Document so as to adversely affect any of the Trustee's rights, immunities or indemnities hereunder or thereunder or enlarge its duties hereunder or thereunder, without the written consent of the Trustee.

Any such supplemental agreement shall be binding upon the Borrower, the Holders and the Trustee and their respective successors and assigns. The Trustee shall not enter into any such supplemental agreement unless it shall have received a certificate signed by the chief financial officer of the Borrower to the effect that such supplemental agreement will not result in a breach of any provision or covenant contained in the Public Indenture.

            (b) Without the consent of the Holders, the Borrower and the Trustee, at any time and from time to time, may enter into additional Security Documents or one or more agreements supplemental hereto or to any Security Document, in form satisfactory to the Trustee,

            (i) to add to the covenants of the Borrower for the benefit of the Holders;

            (ii) to mortgage, pledge or grant a security interest in favor of the Trustee as additional security for the Secured Debt pursuant to any Security Document; or

            (iii) to cure any ambiguity, to correct or supplement any provision herein or in any Security Document which may be defective or inconsistent with any other provision herein or therein; PROVIDED, HOWEVER, that any such action contemplated in this clause (iii) shall not adversely affect the interests of any Holder in any material manner.

            Section 7.2. NOTICES. Except as otherwise expressly provided herein, all notices and other communications shall be given to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

                  if to the Borrower:

                  Rockefeller Center Properties, Inc.
                  1270 Avenue of the Americas
                  New York, New York  10020
                  Attention:  Secretary
                  Telecopy No.:  (212) 698-1453
                  if to the Corporate Trustee and the Individual Trustee:
                  Bankers Trust Company
                  Four Albany Street
                  New York, New York  10015
                  Attention:  RCPI Collateral Trust
                  Telecopy No.:  (714) 253-7577

                  if to the Public Trustee, any New Trustee or any New Private Lender: to it at the address specified from time to time in the list provided by the Borrower to the Trustee.

All such notices, requests, demands and communications shall, to be effective hereunder, be in writing or by a telecommunications device capable of creating a written record, and shall be deemed to have been given or made when delivered by hand or five (5) Business Days after its deposit in the mail, first class or air postage prepaid, or in the case of notice by such a telecommunications device, when properly transmitted or in the case of notice by publication, when such notice appears in such publication; PROVIDED, HOWEVER, that any notice, request, demand or other communication to the Trustee shall not be effective until received.

            Section 7.3. HEADINGS. Section, subsection and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

            Section 7.4. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, PROVIDED THAT this Agreement shall be construed so as to give effect to the intention expressed in Section 2.12 hereof.

            Section 7.5. TREATMENT OF PAYEE OR INDORSEE BY TRUSTEE; ACKNOWLEDGMENT OF INTERCREDITOR AGREEMENT. (a) The Trustee may treat the registered holder of any registered note, and the payee or indorsee of any note or debenture which is not registered, as the absolute owner thereof for all purposes hereunder and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

            (b) Any Person which shall be designated as the duly authorized representative of one or more Holders of Secured Debt to act as such in connection with any matters pertaining to this Agreement or any Security Document or the Collateral shall present to the Trustee such documents, including, without limitation, opinions of counsel, as the Trustee may reasonably require, in order to demonstrate to the Trustee the authority of such Person to act as the representative of such Holders.

            (c) The Trustee acknowledges receipt of the Intercreditor Agreement dated as of December 18, 1994 between Goldman Sachs Mortgage Company and Whitehall Street Real Estate Limited Partnership V and the rights of the parties thereunder including, without limitation, the rights of subrogation pursuant to Paragraph 6 thereof.

            Section 7.6. DEALINGS WITH THE BORROWER. (a) Upon any application or demand by the Borrower to the Trustee to take or permit any action under any of the provisions of this Agreement or any Security Document, the Borrower shall furnish to the Trustee a certificate signed by a Responsible Officer of the Borrower stating that all conditions precedent, if any, provided for in this Agreement or any Security Document relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Security Document, relating to such particular application or demand, no additional certificate or opinion need be furnished.

            (b) Any opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate of Responsible Officers of the Borrower delivered to the Trustee.

            Section 7.7. CLAIMS AGAINST THE TRUSTEE. Any claims or causes of action which the New Lenders, the Public Trustee, any other Holders of Secured Debt or the Borrower shall have against the Trustee shall survive the termination of this Agreement and the release of the Collateral hereunder.

            Section 7.8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Holders and their respective successors and assigns, and nothing herein or in any Security Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, any Security Document, the Collateral or the Trust Estate.

            Section 7.9. CONFLICT WITH OTHER AGREEMENTS. The parties agree that in the event of any conflict between the provisions of this Agreement and the provisions of any of the Security Documents, the provisions of this Agreement shall control.

            Section 7.10.  POWERS OF INDIVIDUAL TRUSTEE.  The Individual
Trustee has been joined as a party hereunder for purposes of acting as mortgagee or beneficiary, as the case may be, with respect to the mortgages assigned pursuant to the Security Agreement and so that if, by any present or future law in any jurisdiction in which it may be necessary to perform any act in the execution of the trust hereby created, the Corporate Trustee may be deemed incompetent or unqualified to act as such Corporate Trustee, then all the acts required to be performed in such jurisdiction, in the execution of the trusts hereby created, shall and will be performed by the Individual Trustee, acting alone. Therefore, notwithstanding any other term or provision hereof to the contrary, the Corporate Trustee alone shall have and shall exercise the rights and powers granted herein, EXCEPT, HOWEVER, with respect to the mortgages assigned pursuant to the Security Agreement and shall be solely charged with the performance of the duties herein declared on the part of the Trustees, or either of them, to be had and exercised or to be performed, PROVIDED, HOWEVER, that if the Corporate Trustee deems it necessary for the Individual Trustee to act in a particular jurisdiction, the Individual Trustee shall have and shall exercise the rights and powers granted herein and shall be charged with the performance of the duties herein declared on the part of the Trustees, or either of them, to be had and exercised or to be performed, but only in such particular jurisdiction.

            Section 7.11. STREIT ACT. In acting under this Agreement the Trustee shall comply with Article 4-A of the New York Real Property Law ("NYRPL"), to the extent applicable. If any provision of this Agreement shall conflict with any applicable provision of Article 4-A of the NYRPL, the applicable provision of said Article 4-A shall control.

            Section 7.12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            Section 7.13. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                    ROCKEFELLER CENTER PROPERTIES, INC.


                                    By /s/ Richard M. Scarlata
                                      ----------------------------
                                      President and Cheif Executive Officer

Attest:


By:/s/ Stephanie Leggett Young
   ---------------------------
   Title: Secretary


[CORPORATE SEAL]



                                    BANKERS TRUST COMPANY


                                    By /s/ Tod A. Andrew
                                      ----------------------------
                                      Title: Assistant Secretary

Attest:



By /s/ Judy L. Gomez
  ------------------------
  Title: Assistant Secretary


[CORPORATE SEAL]


                                    GARY R. VAUGHAN



                                    /s/ Gary R. Vaughan
                                    ------------------------------

STATE OF NEW YORK             }
COUNTY OF NEW YORK            }  ss:


            On this   day of December, 1994 before me personally came Richard M.
Scarlata and ________________to me personally known and known to me to be the persons described in and who executed the foregoing instrument as President and_______________ respectively, of ROCKEFELLER CENTER PROPERTIES, INC., a Delaware corporation, who, being by me duly sworn, did depose and say that they
reside at                                and               , respectively; that
they are President and                                                  ,
respectively, of ROCKEFELLER CENTER PROPERTIES, INC., one of the corporations described in and which executed the foregoing instrument; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that said instrument was signed and sealed on behalf of said corporation by order of its Board of Directors; that they signed their names thereto by like order, and that they acknowledged said instrument to be the free act and deed of said corporation.



                                          -------------------------
                                                Notary Public


                                                                  County,


[SEAL]

                                          My commission expires:

STATE OF NEW YORK             }
COUNTY OF NEW YORK            }  ss:



      On this          day of December, 1994 before me personally came         ,
to me personally known and known to me to be the person described in and who executed the foregoing instrument as _________________ of Bankers Trust Company, a New York banking corporation, who, being by me duly sworn, did depose and say
that he resides at                                                             ;
that he is                                                           of
Bankers Trust Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that said instrument was signed and sealed on behalf of said corporation pursuant to its by-laws; that he signed his name thereto by like authority, and that he acknowledged said instrument to be the free act and deed of said corporation.




                                          ---------------------------
                                                 Notary Public


                                                               County,


[SEAL]

                                          My commission expires:

STATE OF NEW YORK             }
COUNTY OF NEW YORK            }  ss:



            On this           day of December, 1994 before me personally came
Gary R. Vaughan, to me personally known and known to me to be the person described in and who executed the foregoing instrument not in his individual capacity (except as otherwise expressly provided in this Agreement) but solely as trustee, who, being by me duly sworn, did depose and say that he resides in ______________, and that he acknowledged said instrument to be his free act and deed.




                                          -------------------------
                                                 Notary Public


                                                                 County,


[SEAL]

                                          My commission expires:

                                                              EXHIBIT A TO THE
                                                              COLLATERAL TRUST
                                                              AGREEMENT

                                  EXHIBIT A
 _____________________________________________________________________________

                            ASSIGNMENT OF MORTGAGES

                      Dated as of December  , 1994

                                      by

                      ROCKEFELLER CENTER PROPERTIES, INC.

                                 ("Assignor")

                                      to

                             Bankers Trust Company
               ________________________________________________

                           (the "Corporate Trustee")

                                      and

                                Gary R. Vaughan
               _________________________________________________

                          (the "Individual Trustee";
             and together with the Corporate Trustee, "Assignee")
 _____________________________________________________________________________

This Pledge and Assignment should be indexed against the following tax lots:

Parcel A-1: Block 1265 Lots 1001-1109 (30 Rockefeller Plaza and 1250 Avenue of
                                      the Americas)
Parcel A-2: Block 1265, Lot 50        (610 Fifth Avenue and 620 Fifth Avenue)
Parcel A-3: Block 1265 Lot 40         (No street address)
Parcel A-4: Block 1265 Lot 8040       (No street address)
Parcel B:   Block 1266 Lot 1          (1270 Avenue of the Americas,
                                      50 Rockefeller Plaza and 630 Fifth Avenue)
Parcel C:   Block 1264 Lot 5          (1230 Avenue of the Americas,
                                      10 Rockefeller Plaza and 1 Rockefeller
                                      Plaza)
Parcel D:   Block 1265 Lot 71         (1256 Avenue of the Americas)
Parcel E-1: Block 1264 Part of Lot 30 (600 Fifth Avenue)
Parcel E-2: Block 1264 Part of Lot 30 (600 Fifth Avenue)
Parcel E-3: Block 1264 Part of Lot 30 (6000 Fifth Avenue)

                           ASSIGNMENT OF MORTGAGES


            THIS ASSIGNMENT OF MORTGAGES (this "ASSIGNMENT") made as of the
___ day of December , 1994, by ROCKEFELLER CENTER PROPERTIES, INC., a Delaware corporation having an office at 1270 Avenue of the Americas, New York, New York 10020 ("ASSIGNOR"), to Bankers Trust Company, a New York banking corporation having an office at Four Albany Street, New York, New York, 10015 (the "CORPORATE TRUSTEE") and Gary R. Vaughan, an individual having an office
c/o Bankers Trust Company, at Four Albany Street, New York, New York 10015
(the "INDIVIDUAL TRUSTEE", and, together with the Corporate Trustee, "ASSIGNEE") as trustees under that certain Collateral Trust Agreement, dated as of the date hereof, among Assignor and Assignee (the "TRUST AGREEMENT").

            NOW THEREFORE, in order to secure the payment of all Secured Debt (as defined in the Trust Agreement) of Assignor, Assignor hereby assigns unto Assignee all of the Assignor's right, title and interest in and to all of those certain mortgages listed in ANNEX A hereto, each of which has been recorded in the office of the City Register of the County of New York and covers the land described in ANNEX B hereto and the appurtenances, easements and other rights pertaining to such land and the buildings, improvements and fixtures now or hereafter located or constructed thereon.

            TO HAVE AND TO HOLD the same unto Assignee and its successors and assigns from and after the date hereof forever, SUBJECT, HOWEVER, to all of the terms, provisions and conditions of the Trust Agreement, including, but not limited to, reassignment to Assignor or its designee pursuant to Section 6 thereof.

            This Assignment shall be governed by the laws of the State of New York.

            IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first set forth above.

                                    ASSIGNOR

                                    ROCKEFELLER CENTER PROPERTIES, INC.



                                    By:
                                       ---------------------------------
                                          Richard M. Scarlata
                                          President

STATE OF NEW YORK             )
                              ) ss.:
COUNTY OF NEW YORK            )


            On the 28th day of December, 1994, before personally came Richard
M. Scarlata, to me known, who, being by me duly sworn, did depose and say that he has an office at 1270 Avenue of the Americas, 24th Floor, New York, New York; that he is the president of Rockefeller Center Properties, Inc., the corporation described in and which executed the foregoing instrument.



                                    -----------------------------------
                                          Notary Public

                                     ANNEX A

                                  THE MORTGAGES

                                   [Attached]

                                    MORTGAGES



1. Mortgages 1 and 2 as consolidated affect Block 1264 - Lot 5 and 30, Block 1265 - Lots 40, 8040, 50, 1001-1109, 71 and Block 1266 - Lot 1.

     MORTGAGE made by Rockefeller Center Inc. -to- Emigrant Savings Bank dated 10/1/75, recorded 10/1/75 in Reel 352 Page 231 to secure the sum of $50,000,000.00 and interest. (Mortgage tax paid: $625,000.00)

     ASSIGNMENT OF MORTGAGE
     MORTGAGE 1 was assigned by Emigrant Savings Bank -to- Rockefeller Center Properties Inc. by assignment dated 9/18/85, recorded 9/19/85, in Reel 962 Page 1808.

2. MORTGAGE made by Rock-Sinclair Inc. -to- Chase Manhattan Bank, N.A. dated 5/15/63, recorded 5/16/63 in Liber 6169 Page 6 to secure the sum of $9,000,000.00 and interest. (Mortgage tax paid: $45,000.00)

     ASSIGNMENT OF MORTGAGE
     MORTGAGE 2 was assigned by Chase Manhattan Bank, N.A. -to- Rockefeller Center Properties, Inc. by assignment dated 9/19/85, recorded 9/19/85, in Reel 962 Page 1802.

     Mortgage Consolidation and Spreader Agreement made by RCP Associates, Rockefeller Center Properties and Rockefeller Center Properties, Inc. dated 9/19/85 and recorded 12/19/85 in Reel 962 Page 1813. Consolidates mortgages recorded in Reel 352 Page 231 and Liber 6169 Mp. 6 to form a single mortgage lien of $44,839,996 and spread to cover Block 1265 Lot 1, Block 1266 Lot 1, Block 1264 Lot 5 and 30, Block 1265 Lots 1 and 71.

     Amended and Restated Consolidation and Security Agreement made by RCP Associates, Rockefeller Center Properties, and Rockefeller Center Properties Inc. dated 12/1/88 and recorded 12/21/88 in Reel 1510 Page 1049. Amends and restates mortgages recorded in Reel 352 Page 231 and Liber 6169 Page 6, as consolidated.

     Amendment to Consolidated Mortgage made by and between RCP Associates, Rockefeller Center Properties and Rockefeller Center Properties, Inc. dated 4/6/93 and recorded 5/5/93 in Reel 1967 Page 2102.
     Amends terms of Amended and Restated Consolidation and Security Agreement recorded in Reel 1510 Page 1049 and spreads lien of mortgages 1 and 2 as consolidated to cover "Pledged Development Rights".

     Mortgage 1 and 2 as consolidated may be satisfied or assigned by:
     Rockefeller Center Properties Inc.

3. MORTGAGE made by RCP Associates and Rockefeller Center Properties -to-Rockefeller Center Properties Inc. dated 9/19/85 recorded 9/6/94 in Reel 2135 Page 1703 to secure the sum of $1,255,160,004.00 and interest. (Mortgage tax paid: $34,516,900.00)

     Amended and Restated mortgage made by and between RCP Associates and Rockefeller Center Properties with Rockefeller Center Properties, Inc. dated 12/1/88 recorded 9/6/94 in Reel 2135 page 1759. Amends and restates mortgage in Reel 2135 Page 1703 now due and owing in the principal amount of $1,255,160,004.00.

     Amendment to Amended and Restated mortgage made by and between RCP Associates and Rockefeller Center Properties with Rockefeller Center Properties, Inc. dated 4/6/93 recorded 9/6/94 in Reel 2135 Page 1868. Amends restated and amended mortgage in Reel 2135 Page 1759. Spreads lien to cover "Pledged Development Rights".

     Amendment to Amended and Restated mortgage made by and between RCP Associates and Rockefeller Center Properties with Rockefeller Center Properties, Inc. dated 4/6/93 recorded 9/6/94 in Reel 2135 Page 1892.

     Mortgage 3 may be satisfied or assigned by:
     Rockefeller Center Properties Inc.

                                     ANNEX B

                             DESCRIPTION OF THE LAND

                                   [Attached]

PARCEL A-1 (B/K/A Block 1265 Lot 1, N/K/A Block 1265 Lots 1001-1109)

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the intersection of the northerly side of 49th Street and the easterly side of Avenue of the Americas;

running thence easterly along the northerly side of 49th Street 545 feet 0 inches to the westerly side of Rockefeller Plaza;

thence northerly along the westerly side of Rockefeller Plaza 200 feet 10 inches to the southerly side of 50th Street;

thence westerly along the southerly side of 50th Street 478 feet 6-1/2 inches;

thence southerly parallel with the easterly side of Avenue of the Americas 25 feet 4-1/2 inches;

thence westerly parallel with 50th Street and partly through a party wall 66 feet 5-1/2 inches to the easterly side of Avenue of the Americas;

thence southerly along the easterly side of Avenue of the Americas 175 feet 5-1/2 inches to the northerly side of 49th Street the point or place of BEGINNING.


PARCEL A-2 (Block 1265, Lot 50)

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York bounded and described as follows:

BEGINNING at the intersection of the northerly side of 49th Street and the westerly side of 5th Avenue;

running thence along the westerly side of 5th Avenue 200 feet 10 inches to the intersection of the westerly side of 5th Avenue and the southerly side of 50th Street;

thence westerly along the southerly side of 50th Street 315 feet 0 inches to the easterly side of Rockefeller Plaza;

thence southerly along the easterly side of Rockefeller Plaza 200 feet 10 inches to the northerly side of 49th Street;

thence easterly along the northerly side of 49th Street 315 feet 0 inches to the westerly side of 5th Avenue to the point or place of BEGINNING.


PARCEL A-3 (Block 1265 Lot 40)

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point (hereinafter, "POINT A") on the southerly side of West 50th Street distant 545 feet easterly from the corner formed by the intersection of the easterly side of Avenue of the Americas with the southerly side of 50th Street;

thence southerly at right angles with West 50th Street 200 feet 10 inches to a point at the northerly side of 49th Street (hereinafter, "POINT B");

thence easterly along the northerly side of 49th Street, 60 feet to a point (hereinafter, "POINT C");

thence northerly at right angles with West 49th Street 200 feet 10 inches to the southerly side of 50th Street;

thence westerly along the southerly side of 50th Street, 60 feet to the point or place of BEGINNING.

Which lies above a plane located at an elevation at Point A of 65.87 feet, at Point B of 63.47 feet and at Point C of 63.75 feet.

Elevations refer to the datum in use by the department of Highways, Borough of Manhattan, which is 2.75 feet above the U.S. Coast and Geodetic Survey datum of mean sea level at Sandy Hook.

PARCEL A-4 (Block 1265 Lot 8040)

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, sounded and described as follows:

BEGINNING at a point (hereinafter, "POINT A") on the southerly side of West 50th Street distant 545 feet easterly from the corner formed by the intersection of the easterly side of Avenue of the Americas with the southerly side of 50th Street;

thence southerly at right angles with West 50th Street 200 feet 10 inches to a point at the northerly side of 49th Street (hereinafter, "POINT B");

thence easterly along the northerly side of 49th Street, 60 feet to a point (hereinafter, "POINT C");

thence northerly at right angles with West 49th Street 200 feet 10 inches to the southerly side of 50th Street;

thence westerly along the southerly side of 50th Street, 60 feet to the point or place of BEGINNING.

Which lies below a plane located at an elevation at Point A of 65.87 feet, at Point B of 63.47 feet and at Point C of 63.75 feet.

Elevations refer to the datum in use by the department of Highways, Borough of Manhattan, which is 2.75 feet above the U.S. Coast and Geodetic Survey datum of mean sea level at Sandy Hook.


PARCEL B (Block 1266 Lot 1)

ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, State and County of New York, bounded and described as follows:

BEGINNING at the intersection of the northerly side of Fiftieth Street and the westerly side of Fifth Avenue;

running thence northerly along the westerly side of Fifth Avenue 200 feet 10 inches to the intersection of the westerly side of Fifth Avenue and the southerly side of Fifty-first Street;

thence Westerly along the southerly side of Fifty-first Street 920 feet to the intersection of the southerly side of Fifty-first Street and the easterly side of Sixth Avenue;

thence Southerly along the easterly side of Sixth Avenue, 200 feet 10 inches to the intersection of the easterly side of Sixth Avenue and the northerly side of Fiftieth Street; and thence Easterly along the northerly side of Fiftieth Street, 920 feet to the point or place of Beginning.


PARCEL C (Block 1264 Lot 5)

ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, State and County of New York, bounded and described as follows:

BEGINNING at a point on the north side of West 48th Street distant 200 feet westerly from the corner formed by the intersection of the north side of West 48th Street with the west side of Fifth Avenue; running thence Westerly along the north side of West 48th Street 720 feet to the corner formed by the intersection of the north side of West 48th Street with the east side of Avenue of the Americas, formerly named "Sixth Avenue"; running thence Northerly along the east side of Avenue of the Americas, 200 feet 10 inches to the corner formed by the intersection of the south side of West 49th Street with the east side of Avenue of the Americas; running thence Easterly along the south side of West 49th Street 695 feet to a point distant 225 feet westerly from the west side of Fifth Avenue;

thence Southerly parallel with Fifth Avenue and for part of the distance through a party wall 100 feet 5 inches;

thence Easterly parallel with West 49th Street, 25 feet;

thence Southerly parallel with Fifth Avenue, 100 feet 5 inches to the north side of West 48th Street at the place of Beginning.

PARCEL D (Block 1265 Lot 51)

ALL that certain lot, piece or parcel of land situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the Southerly side of West 50th Street and Easterly side of Avenue of the Americas (formerly known as 6th Ave.);

thence Southerly along the Easterly side of Avenue of the Americas 25 feet 4 1/2 inches;

thence Easterly parallel with the Southerly side of West 50th Street and part of a distance through a party wall 66 feet 5 1/2 inches;

thence Northerly parallel with the Easterly side of Avenue of the Americas 25 feet 4 1/2 inches to the Southerly side of West 50th Street;

thence Westerly along the Southerly side of West 50th Street 66 feet 5 1/2 inches to point or place of Beginning.


PARCEL E-1

BEGINNING at a point on the southerly side of Forty-ninth Street, distant 161 feet 6 inches, westerly from the corner formed by the intersection of the southerly line of Forty-ninth Street with the westerly line of Fifth Avenue; and running thence southerly, 100 feet part of the way through the center of a party wall; thence westerly and parallel with Forty-ninth Street 22 feet; thence northerly and part of the way through the center of a party wall 100 feet to said southerly side of Forty-ninth Street; and thence easterly along said southerly side of Forty-ninth Street 22 feet to the point or place of beginning.


PARCEL E-2

BEGINNING at a point on the southerly side of 49th Street distant 183 feet 6 inches westerly from the corner formed by the intersection of the westerly side of Fifth Avenue with the southerly side of 49th Street and running thence southerly parallel with Fifth Avenue and part of the way through the center of a party wall 100 feet; thence westerly parallel with 49th Street 16 feet 6 inches; thence northerly parallel with Fifth Avenue and part of the way through the center of a party wall. 100 feet to the southerly side of 49th Street, and thence easterly along the southerly side of 49th Street 16 feet 6 inches to the point or place of beginning.


PARCEL E-3

BEGINNING at a point on the southerly side of 49th Street distant 200 feet westerly from the corner formed by the intersection of the southerly side of 49th Street and the westerly side of Fifth Avenue; running thence southerly parallel with Fifth Avenue and part of the distance through a party wall, 100 feet 5 inches to the center line of the block; thence westerly along said center line of the block and parallel with 49th Street 25 feet; thence northerly again parallel with Fifth Avenue and part of the distance through another party wall 100 feet 5 inches to the southerly side of 49th Street; and thence easterly along the southerly side of 49th Street 25 feet to the point or place of beginning.

                                                     EXHIBIT B TO THE COLLATERAL
                                                     TRUST AGREEMENT

                                 EXHIBIT B


                                                                        [Date]


RCP Associates
Rockefeller Center Properties
[Address]

Ladies and Gentlemen:

            Please be advised that pursuant to the Collateral Trust Agreement dated as of _______________________ between_________________________ (the
"Individual Trustee"),   (the "Corporate Trustee", together with the
Individual Trustee, the "Trustee") and the undersigned, we have granted to the Trustee a security interest in the Mortgage Note dated as of September 19, 1985 in the principal amount of $1,255,160,004 and the Consolidated Note dated as of September 19, 1985 in the principal amount of $44,839,996, in each case made by you to the undersigned. Unless otherwise directed by the undersigned and the Corporate Trustee all payments by you on the Notes should be made to [Corporate Trustee] at _________________________.


                                    Very truly yours,

                                    ROCKEFELLER CENTER PROPERTIES, INC.



                                    By
                                      --------------------------------------

                                                              EXHIBIT C TO THE
                                                              COLLATERAL TRUST
                                                              AGREEMENT

                                     EXHIBIT C

                        Rockefeller Center Properties, Inc.
                            1270 Avenue of the Americas
                             New York, New York  10020

                                    December    , 1994

Lawyers Title Insurance Corporation
708 Third Avenue
New York, New York  10017

Ladies and Gentlemen:

      Please be advised that as of the date hereof the undersigned has assigned all of its right, title and interest in and under the following Mortgagee Title Policies to the Trustee (as defined herein) pursuant and subject to that certain Collateral Trust Agreement (the "TRUST AGREEMENT"), dated as of the date hereof, among the undersigned, _________ (the "CORPORATE TRUSTEE") and _______________, (the "INDIVIDUAL TRUSTEE", and, together with the Corporate Trustee, the "TRUSTEE"):


            1. Title Policy No. 22215 issued by Lawyers Title Insurance Corporation on September 19, 1985 in the principal amount of $14,946,665.00.


                              Very truly yours,


                              ROCKEFELLER CENTER PROPERTIES, INC.



                              By:
                                 -----------------------------------------------
                                    Richard M. Scarlata
                                    President

Receipt acknowledged:

LAWYERS TITLE INSURANCE CORPORATION


By:
   --------------------------------

                                     EXHIBIT C

                        Rockefeller Center Properties, Inc.
                            1270 Avenue of the Americas
                             New York, New York  10020

                                    December    , 19

Chicago Title Insurance Company
Ticor Title Guarantee Company
1211 Avenue of the Americas
New York, New York  10036

Ladies and Gentlemen:

      Please be advised that as of the date hereof the undersigned has assigned all of its right, title and interest in and under the following Mortgagee Title Policies to the Trustee (as defined herein) pursuant and subject to that certain Collateral Trust Agreement (the "TRUST AGREEMENT"), dated as of the date hereof, among the undersigned, _________ (the "CORPORATE TRUSTEE") and _______________, (the "INDIVIDUAL TRUSTEE", and, together with the Corporate Trustee, the "TRUSTEE"):

            1. Title Policy No. 41-85-01028 issued by Ticor Title Guarantee Company on September 19, 1985 in the principal amount of $14,946,665.00.

            2. Title Policy No. 8501-00147 issued by Chicago Title Insurance Company on September 19, 1985 in the principal amount of $14,946,666.00.

                              Very truly yours,

                              ROCKEFELLER CENTER PROPERTIES, INC.


                              By:
                                 -----------------------------------------------
                                    Richard M. Scarlata
                                    President
Receipt acknowledged:

Chicago Title Insurance Company


By:
   -------------------------

Ticor Title Guarantee Company

                                                               EXHIBIT D TO THE
                                                               COLLATERAL TRUST
                                                               AGREEMENT

                                 EXHIBIT D


                                                                        [Date]


[Name and address of
institution holding
Escrow Account]

Ladies and Gentlemen:

      Please be advised that pursuant and subject to the Collateral Trust Agreement dated as of _________________________ between ______________________
(the "Trustee") and the undersigned, we have granted to the Trustee a security interest in that certain escrow account, [account title] account no. ___________________ held by you and established pursuant to the Loan Agreement dated as of September 19, 1985, as amended, among RCP Associates, Rockefeller Center Properties and the undersigned.



                                    Very truly yours,

                                    ROCKEFELLER CENTER PROPERTIES, INC.


                                    By
                                      ---------------------------------



Acknowledged:

[Institution holding
Escrow Account]


By
  ------------------------

                                                               EXHIBIT E TO THE
                                                               COLLATERAL TRUST
                                                               AGREEMENT

                                   EXHIBIT E

                      Rockefeller Center Properties, Inc.
                          1270 Avenue of the Americas
                           New York, New York  10020


                                    As of:                                 , 19
                                          ---------------------------------


                  (the "Individual Trustee")
- ------------------
- ------------------
- ------------------

                  (the "Corporate Trustee")
- ------------------
- ------------------
- ------------------

Ladies and Gentlemen:

            Reference is made to (i) that certain letter (the "LETTER"), dated September 19, 1985, from RCP Associates and Rockefeller Center Properties (collectively, "MORTGAGOR") to Rockefeller Center Properties, Inc. ("RCPI") which assigns, as additional security for the $1,300,000,000.00 loan made by RCPI to Mortgagor, all of Mortgagor's right title and interest in and to (A) any claim against Lawyers Title Insurance Corporation, Chicago Title Insurance Company or Ticor Title Guarantee Company (collectively, the "TITLE INSURERS") arising out of a title defect to the real property owned by Mortgagor and (B) the proceeds, if any, payable to Mortgagor as a result of any such claim or defect ((A) and (B) are collectively referred to herein as the "ASSIGNED RIGHTS") and (ii) that certain Collateral Trust Agreement (the "TRUST AGREEMENT"; capitalized terms not otherwise defined herein have the meanings given in the Trust Agreement), dated as of the date hereof, among RCPI, the Individual Trustee and the Corporate Trustee.

            In consideration of the making of the loans contemplated by the GSMC Agreement and the Whitehall Agreement, RCPI hereby assigns to you, as additional security for such loans, all of RCPI's right, title and interest in and to the Assigned Rights; SUBJECT, HOWEVER, to all of the terms, provisions and conditions of the Trust Agreement, including, but not limited to, reassignment of the Assigned Rights to RCPI or its designee pursuant to Section 6 thereof.

            If the foregoing reflects our agreement, please indicate so by signing the enclosed copies of this letter.


                                    Very truly yours,


                                    ROCKEFELLER CENTER PROPERTIES, INC.




                                    By:
                                       -------------------------------------
                                          Richard M. Scarlata
                                          President


ACKNOWLEDGED AND AGREED:





- --------------------------
[Individual Trustee]



[Corporate Trustee]




By:
   --------------------------
      Name:
      Title:

                                                                      SCHEDULE I
                                                               TO THE COLLATERAL
                                                                 TRUST AGREEMENT


                                    MORTGAGES

1. Mortgages 1 and 2 as consolidated affect Block 1264 - Lot 5 and 30, Block 1265 - Lots 40, 8040, 50, 1001-1109, 71 and Block 1266 - Lot 1

     MORTGAGE made by Rockefeller Center Inc. -to- Emigrant Savings Bank dated 10/1/75, recorded 10/1/75 in Reel 352 Page 231 to secure the sum of $50,000,000.00 and interest. (Mortgage tax paid: $625,000.00)

     ASSIGNMENT OF MORTGAGE
     MORTGAGE 1 was assigned by Emigrant Savings Bank -to- Rockefeller Center Properties Inc. by assignment dated 9/18/85, recorded 9/19/85, in Reel 962 Page 1808.

2. MORTGAGE made by Rock-Sinclair Inc. -to- Chase Manhattan Bank, N.A. dated 5/15/63, recorded 5/16/63 in Liber 6169 Page 6 to secure the sum of $9,000,000.00 and interest. (Mortgage tax paid: $45,000.00)

     ASSIGNMENT OF MORTGAGE
     MORTGAGE 2 was assigned by Chase Manhattan Bank, N.A. -to- Rockefeller Center Properties, Inc. by assignment dated 9/19/85, recorded 9/19/85, in Reel 962 Page 1802.

     Mortgage Consolidation and Spreader Agreement made by RCP Associates, Rockefeller Center Properties and Rockefeller Center Properties, Inc. dated 9/19/85 and recorded 12/19/85 in Reel 962 Page 1813. Consolidates mortgages recorded in Reel 352 Page 231 and Liber 6169 Mp. 6 to form a single mortgage lien of $44,839,996 and spread to cover Block 1265 Lot 1, Block 1266 Lot 1, Block 1264 Lot 5 and 30, Block 1265 Lots 1 and 71.

     Amended and Restated Consolidation and Security Agreement made by RCP Associates, Rockefeller Center Properties, and Rockefeller Center Properties Inc. dated 12/1/88 and recorded 12/21/88 in Reel 1510 Page 1049. Amends and restates mortgages recorded in Reel 352 Page 231 and Liber 6169 Page 6, as consolidated.

     Amendment to Consolidated Mortgage made by and between RCP Associates, Rockefeller Center Properties and Rockefeller Center Properties, Inc. dated 4/6/93 and recorded 5/5/93 in Reel 1967 Page 2102.
     Amends terms of Amended and Restated Consolidation and Security Agreement recorded in Reel 1510 Page 1049 and spreads lien of mortgages 1 and 2 as consolidated to cover "Pledged Development Rights".

     Mortgages 1 and 2 as consolidated may be satisfied or assigned by:
     Rockefeller Center Properties Inc.

3. MORTGAGE made by RCP Associates and Rockefeller Center Properties -to-Rockefeller Center Properties Inc. dated 9/19/85 recorded 9/6/94 in Reel 2135 Page 1703 to secure the sum of $1,255,160,004.00 and interest. (Mortgage tax paid: $34,516,900.00)

     Amended and Restated mortgage made by and between RCP Associates and Rockefeller Center Properties with Rockefeller Center Properties, Inc. dated 12/1/88 recorded 9/6/94 in Reel 2135 Page 1759. Amends and restates mortgage in Reel 2135 Page 1703 now due and owing in the principal amount of $1,255,260,004.00.

     Amendment to Amended and Restated mortgage made by and between RCP Associates and Rockefeller Center Properties with Rockefeller Center Properties, Inc. dated 4/6/93 recorded 9/6/94 in Reel 2135 Page 1868. Amends restated and amended mortgage in Reel 2135 Page 1759. Spreads lien to cover "Pledged Development Rights".

     Amendment to Amended and Restated mortgage made by and between RCP Associates and Rockefeller Center Properties with Rockefeller Center Properties, Inc. dated 4/6/93 recorded 9/6/94 in Reel 2135 Page 1892.

     Mortgage 3 may be satisfied or assigned by:
     Rockefeller Center Properties Inc.

                                                                     SCHEDULE II
                                                               TO THE COLLATERAL
                                                                 TRUST AGREEMENT


1. Letter of Credit dated April 8, 1993 from The Mitsubishi Bank. Limited to the Borrower, as beneficiary.

2. Letter of Credit dated April 8, 1993 from The Mitsubishi Trust and Banking Corporation, New York Branch, to the Borrower, as beneficiary.

                                                                    SCHEDULE III
                                                               TO THE COLLATERAL
                                                                 TRUST AGREEMENT


1. Title Policy No. 2215 issued by LTIC on September 19, 1985 in the principal amount of $14,946,665.00.

2. Title Policy No. 41-85-01028 issued by Ticor Title Guarantee Company on September 19, 1985 in the principal amount of $14,946,665.00.

3. Title Policy No. 8501-00147 issued by Chicago Title Insurance Company on September 19, 1985 in the principal amount of $14,946,666.00.